Engagement Agreement

THE PARTIES

CONSULTANT: **International Development & Environmental Holdings (IDEH) dba Global Environment Company**

CLIENT: **Mline Properties Inc. / Midwest Petroleum Inc. (Owner)**

NEED FOR CONSULTING SERVICES

The Client is the Buyer, Owner, and/or Operator of a parcel of Real Estate located in the State of Illinois, which could contain possible environmental impediment. The Client has engaged IDEH to perform any/all inquires, investigations, sampling, testing, and remediation, if needed. All work is to be performed in accordance with the applicable rules and regulations of the State where the property is located. The Client has additionally retained IDEH, solely, as its fiduciary representative and grants IDEH all rights and powers to act on its behalf for the specific purpose described herein. The Client grants IDEH the power of attorney to act on its behalf.

Subject Site Information

Legal Owner of Site	**Mline Properties Inc. / Midwest Petroleum Inc.**
Common address	**301 West Penn St., Hoopeston Illinois 60942 (Vermillion County)**
Legal Description:	**Pin # 03-11-419-009-0060**
Contract No.:	**08-IL-301Penn**

SUMMARY OF AGREEMENT:

IDEH shall perform any/all inquires, investigations, sampling, testing, and remediation, etc. deemed necessary to return to parcel untainted and clean.

The Client is to allow Consultant full and free access to the site and cooperate in every manner.

IDEH shall prepare and execute all proper paperwork for the submission of the reports to the Illinois Environmental Protection Agency for reimbursement.

The client shall relinquish any/all rights to state reimbursement funds to IDEH.

In the event the property is sold or no longer under the "control" of said client, the client personally guarantees any/all costs associated with this project. The Client shall become solely responsible for said amounts.

IDEH SHALL:

Perform a Phase II Environmental Site Investigation which includes any/all tests associated. Work performed under existing approved IEPA (LUST) Plan and Budget. Consultant has the right to amend existing plan and budget as seen fit by consultant.

Perform a Phase III or implement and complete a Remediation plan, including any/all tests associated.

COMPENSATION AND PAYMENT UNDER THIS CONTRACT

Compensation Schedule

All service (invoice) fees are due upon completion of said work. All invoice go directly to IEPA for payment under Leaking Underground Storage Tank Fund (LUST)

Remaining balances are due on upon receipt. A five day grace period shall be allotted. After this has expired, an interest rate of 18%, incurred daily shall be added to the remaining balance until paid in full.

Phase I Environmental Site Assessment (ASTM 1528 / 1527)	$ 0.0
Phase II Limited Site Investigation (ASTM E-1903)	$ Per IEPA Budget
Phase III Remediation Activities (Under State Guidelines for Closure)	$ Per IEPA Budget

Engagement Agreement

ADDITIONAL TERMS AND CONDITIONS OF AGREEMENT

DISPUTES OVER COMPENSATION:
Any disputes regarding invoices shall be held in abeyance until the conclusion of the work, and the final payment shall be due. At that time, IDEH shall provide a full accounting of all services to Client. A mediator that is agreeable between the two parties shall settle any and all disputes. This decision shall become binding to both parties.

RESPONSIBILITY OF CLIENT UNDER THIS AGREEMENT:
Client shall designate a representative authorized to act on its behalf with respect to the Project. All communication and authorization shall be by or through such representative. Client shall examine documents submitted by IDEH and shall render decisions that pertain thereto promptly, to avoid unreasonable delays in the progress of the office's services.

APPLICABLE LAW, VENUE, AND ATTORNEY'S FEES:
The Laws of the State of Nevada shall govern this agreement. Venue for any litigation arising from this agreement between the Parties shall be in the Circuit Court of Cook (Cook County) Judicial Circuit. In the event of any litigation or arbitration between the Parties, the prevailing party therein shall be entitled to receive any and all reasonable attorney fees and court or arbitrator's costs incurred by that prevailing party.

ACCEPTANCE:
This Agreement, when executed by the Client, shall be a contract between the Parties. A faxed copy shall constitute an original and shall become binding and in Full Force and Affect.

ENTIRE AGREEMENT:
This Agreement sets forth all the covenants, promises, agreements, conditions, and understandings between Parties concerning the work to be performed on said property. There are no agreements, covenants, conditions, or understandings, either oral or written.

FORCE MAJURE:
In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature and not the fault of the party, performance of such shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Client from prompt payment of any payments required by the terms of this Agreement.

NOTICES:
Any notice, demand, request, or other instrument, which may be or are required to be given under this Agreement, shall be delivered in person, by mail, or by fax.

PARTIAL INVALIDITY
: If any term, Covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

Engagement Agreement

APPLICABLE LAW, VENUE, and LIMITATIONS OF DAMAGES AND ATTORNEY'S FEES:
The laws of the State of Illinois shall govern this Agreement. Venue for any litigation, of any nature whatsoever, arising from this agreement between the Parties, and its implementation, shall be in the circuit Court of Cook (Cook County) Judicial Circuit. The prevailing party in any litigation (or Court mandated Arbitration) shall be entitled to recover any and all of its reasonable Attorney fees and court costs.

AFFIDAVIT OF VERIFICATION:
Under penalties as provided by law pursuant to Section 1-109 of the Code of Civil Procedure, the undersigned certifies that the statements set forth in this instrument are true and correct, except as to matter therein stated to be on information and belief and as to such matters the undersigned certifies as aforesaid that he verily believes the same to be true.

GENERAL POWER OF ATTORNEY

I, ANTHONY ANISH, of **Mline Properties Inc. / Midwest Petroleum Inc.**, hereby appoint a Representative of IDEH, as my attorney in fact, to act in my capacity to do every act that I may legally do through an attorney in fact. This power shall be in full force and effect on the date below written and shall remain in full force and effect until 12/31/09 or unless specifically extended or rescinded earlier by either party.

By: Client [signature] In the State of ~~Illinois~~ CALIFORNIA, County of Orange.

Witness: [signature] Date: 8/05/08

~~INDIVIDUAL PERSONAL GUARANTEE~~

~~I, (name) ______ residing at (address) ______ city, ______ State, ______ Zip ______ for and in consideration of your extending credit at my request to ______, (hereinafter referred to as the "Company"), of which I am (title) ______, hereby personally guarantee to you the payment at ______ in the state of ______ any obligation of the Company, and I hereby agree to bind myself to pay you on demand any sum which may become due to you by the Company whenever the Company Shall fail to pay the same. It is understood that this guaranty shall be a continuing and irrevocable guaranty and indemnity for such indebtedness of the Company. I do hereby waive notice of default, nonpayment and notice thereof, and consent to any modification or renewal of the credit agreement hereby guaranteed.~~

~~Signature:~~ ______ ~~SSN:~~ ______

~~Witness:~~ ______ ~~Date:~~ ______

IN *WITNESS* WHEREOF, The Parties have executed this Agreement. [signature]
The effective date of which is the date of acceptance by the Client(s):
International Development and Environmental Holdings (Environmental Consultant) Director of Operations 8/3/08

By: [signature] Its: PRES Date: 8/3/08

ACCEPTED by Client / Owner of Site: **Mline Properties Inc. / Midwest Petroleum Inc.**

By: [signature] Its: CEO Date: 8/5/08

Address: 30 S. Wacker City: Chicago State: IL ZIP: 60606